UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 2, 2005
TRANSCONTINENTAL GAS PIPE LINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07584	74-1079400
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2800 Post Oak Boulevard
Houston, Texas (Address of principal executive offices)		77056 (Zip Code)
Registrant’s telephone number, including area code: (713) 215-2000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     In response to comments of the Staff of the Securities and Exchange Commission, Transcontinental Gas Pipe Line Corporation (“Transco”) is filing this Form 8-K/A to amend and restate its Form 8-K filed August 8, 2005 to expand its disclosure and clarify management’s position as to the effectiveness of the Company’s disclosure controls and procedures.
Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
     Due to an error associated with a third-party actuarial computation of annual net periodic pension expense, on August 2, 2005, Transco management concluded that Transco’s financial statements for the years ending December 31, 2003 and 2004 should be restated.
     We determined that certain Transco plan participant data provided by our third party plan administrator to our third party actuary with respect to our pension plan excluded annuity contract benefit information needed to accurately calculate the related pension benefit obligation for the years 2003 and 2004. As a result, net periodic pension expense was overstated for those periods. The exclusion of the annuity contract benefit information first occurred in 2003, in connection with our change in third party plan administrator and third party actuary.
     The effect of the pension adjustment is a net reduction in 2004 and 2003 General & Administrative expense of $7.0 million and $8.2 million, respectively, and an increase in Net Income of $4.4 million and $5.1 million, respectively. Because of the restatement required by the pension adjustment, the financial statements for the years ending December 31, 2002 through 2004 and the first quarter 2005 will also be restated to record the effect of certain other prior period adjustments, the majority of which were previously disclosed in Note 1 to the Financial Statements in our 2004 Annual Report on Form 10-K.
     The nature of these other prior period adjustments are reversals to corrections made during 2004 and the first quarter 2005 that pertained to errors in prior periods, the effect of which were not considered by management to be material to the prior periods and would not have been made, but for the restatement of the prior periods due to the pension related restatement described above. These other adjustments consisted of the following:
•	The reversal of a $4.0 million adjustment made in the first quarter 2004 to depreciation expense related to the continued depreciation of certain in-house developed software that had been previously retired. This reversal and restatement of prior periods resulted in a increase in 2003 Operating and Net Income by $3.3 million and $2.1 million, respectively, and an increase of 2002 Operating and Net Income by $0.7 million and $0.4 million, respectively.

•	The reversal of corrections of errors originally made in the fourth quarter of 2004 identified as a result of: (i) the assessment of the effectiveness of our internal controls related to compliance by The Williams Companies, Inc., our corporate parent, with Section 404 of the Sarbanes Oxley Act and (ii) related evaluations of account reconciliations. The accounts that were adjusted were as follows:
••	Unvouchered payables and accrued benefits liabilities in the amount of $6.6 million. The reversal of these corrections of overstated liabilities and the restatement of prior periods resulted in an increase in 2003 Operating and Net

Income of $1.0 million and $0.6 million, respectively, an increase in 2002 Operating and Net Income of $0.7 million and $0.4 million, respectively, and an increase in 2001 Retained Earnings of $3.1 million.

••	Certain gas imbalance liabilities totaling $4.5 million, all of which related to amounts recorded prior to 2002. The reversal of this correction and the restatement of prior periods resulted in an increase in 2001 Retained Earnings of $2.8 million.

••	Certain other accrued liabilities. The reversal of these corrections of overstated liabilities and the restatement of prior periods resulted in a decrease in 2004 Operating and Net Income of $1.8 million and $1.1 million, respectively; an increase in 2003 Operating and Net Income of $1.2 million and $0.7 million, respectively; and an increase in 2001 Retained Earnings of $0.4 million.
••	The reversal of a reduction of a federal income tax liability totaling $2.9 million. We subsequently determined that this adjustment should have been recorded prior to 2002. The reversal of this correction and the restatement of prior periods resulted in an increase in 2001 Retained Earnings of $2.9 million.
•	The reversal of a reduction of a pre-acquisition federal income tax liability made in the first quarter 2005. The reversal of this correction and the restatement of prior periods resulted in a $11.0 million reduction to federal income tax liabilities and a reduction to property, plant and equipment.

•	The reversal of reductions of a franchise tax liability in the amount of $2.2 million and reserve for doubtful receivables in the amount of $0.9 million, made in the first quarter 2005. These subsequent event adjustments should have been recorded in the fourth quarter of 2004. This reversal and restatement of prior periods resulted in a decrease in 2004 taxes other than income taxes by $2.2 million and a decrease in 2004 administrative and general expense, and an increase in 2004 Operating and Net Income by $3.1 million and $1.9 million, respectively.

•	The reversal of the reduction of certain gas purchases and imbalances payables in the amount of $5.8 million, which adjustment was related to final account reconciliations upon termination of certain gas sales agreements in the second quarter of 2005. The reversal and restatement of prior periods resulted in a decrease in 2004 Operating and Net Income of $1.0 million and $0.6 million, respectively; an increase in 2003 Operating and Net Income of $0.5 million and $0.3 million, respectively; a decrease in 2002 Operating and Net Income of $1.8 million and $1.1 million, respectively, and an increase in 2001 Retained Earnings of $4.3 million. The impact of the adjustment for the first quarter of 2005 was an increase in Operating and Net Income of $1.2 million and $0.8 million.

•	The reversal of certain other immaterial corrections made during 2004. The reversal and restatement of prior periods resulted in an increase in 2004 Operating and Net Income of $2.3 million and $1.4 million, respectively; a decrease in 2003 Operating and Net Income of $2.6 million and $1.6 million, respectively; an increase in 2002 Operating and Net Income of $1.3 million and $0.8 million, respectively, and a decrease in 2001 Retained Earnings of $0.7 million.
     Based on their evaluation of the effectiveness of Transco’s disclosure controls and procedures at December 31, 2004 and March 31, 2005, Transco’s Senior Vice President and Vice President and Treasurer had concluded that Transco’s disclosure controls and procedures were effective at that time at a reasonable assurance level. The Form 10-K for the period ended December 31, 2004 and the Form 10-Q for the period ended March 31, 2005 contained disclosure of this conclusion. In light of the material weakness identified related to the overstatement of net periodic pension expense combined with the previously identified significant deficiencies, Transco’s Senior Vice President and Vice President and Treasurer have now concluded that, at December 31, 2004 and March 31, 2005, Transco’s disclosure controls and procedures were not effective at a reasonable assurance level. Transco will amend these disclosures in amendments to the Form 10-K for the period ended December 31, 2004 and the Form 10-Q for the period ended March 31, 2005.
     Transco’s executive officers discussed the matters disclosed in this current report on Form 8-K pursuant to Item 4.02(a) with Transco’s independent registered public accounting firm.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCONTINENTAL GAS PIPE LINE CORPORATION

By:	/s/ Brian K. Shore

Name:	Brian K. Shore
Title:	Corporate Secretary
Dated: August 15, 2005

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